Exhibit 10.39

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made effective the 27th day of September, 2004.

BETWEEN:

BULLDOG TECHNOLOGIES (BC) INC., a British Columbia company having an office at Suite 301-11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(the “Company”)

AND:

METRO ONE LOSS PREVENTION SERVICES GROUP (INVESTIGATION LP DIVISION), INC., a corporation incorporated pursuant to the laws of Maryland and registered as a Foreign Business Corporation in New York, and having an office located at 275 Fiddlers Lane, Arden, North Carolina 28704

(the “Distributor”)

WHEREAS:

A.     The Company has developed and is the sole and exclusive owner of the products set out and attached hereto as Schedule “A”. The products identified on Schedule “A” together with any improved or updated versions or modifications of any such products are collectively herein referred to as the “Products”;

B.     The Distributor, being familiar with the Products, wishes to enter into an Agreement with the Company whereby the Distributor will promote, sell and distribute the Products on an exclusive basis throughout the United States (the “Territory”) to the extent set forth herein; and

C.     The Distributor wishes to act, and the Company wishes the Distributor to act on behalf of the Company, to promote, sell and distribute the Products on the terms and subject to the conditions set forth in this Agreement;

    THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.     APPOINTMENT OF DISTRIBUTOR

        The Company hereby appoints the Distributor and the Distributor hereby accepts such appointment, as the exclusive distributor for the Company during the term of this Agreement, to promote, sell and distribute the Products within the Territory: (a) to the Distributor’s current clients set forth on Schedule “B”, (b) to the Distributor’s proposed clients set forth on Schedule “C” ,and (c) to any person, entity or business that acquired any Products from the Distributor during the Initial Term or the Renewal Term. From time to time during the term of this Agreement, the Distributor may update the current clients and proposed clients set forth on Schedule “B” and Schedule “C” by providing written notice of such update to the Company. Upon any such update, Schedule “B” and Schedule “C” shall be deemed to have been modified accordingly and shall be binding on the parties from the date of such written notice. The Company acknowledges and agrees that the Distributor may sell the Products to customers for their own use of for further distribution to the customers’ customers.

2.     TERM OF AGREEMENT

        The term of this Agreement will commence on the effective date hereof and will continue for a term of one (1) year (the “Initial Term”), unless terminated earlier as provided for herein. Upon expiry of the Initial Term and the Renewal Term (as defined below), and provided that the Distributor is not then in default under this Agreement, this Agreement shall be automatically renewed for an additional one (1) year period (the “Renewal Term”), unless this Agreement is earlier terminated as provided herein or unless the Company or the Distributor provides written notice to the other at least 90 days prior to the expiration of the Initial Term or the Renewal Term, as applicable.

3.     PERFORMANCE

        On the date which is twelve (12) months from the date of this Agreement, this Agreement will terminate and be of no force and effect if the Distributor has not purchased a minimum of 500 Products by such date.

4.     PRICE

        The Distributor will pay the Company the prices as set out and attached hereto as Schedule “D” (the “Prices”) for the Products for distribution and sale within the Territory during the Initial Term and the Renewal Term. The Company agrees that it shall not permit any person, entity or business to sell any of the Products within the Territory for an amount that is less than the Prices (or at such other prices that may be set by the Company from time to time based on particular volume commitments). If the Company offers to sell or sells the Products to any person, entity or business in the Territory at prices that are less than the prices set forth on Schedule “D” (or at such other prices that may be set by the Company from time to time based on particular volume commitments), then the Prices shall be immediately adjusted downward to the prices applicable to such person, entity or business. The Company acknowledges and agrees that the Distributor shall be free to sell the Products for such prices as it determines.

5.    COVENANTS OF THE DISTRIBUTOR

5.1     INSURANCE

        The Distributor will insure, at all times to their full insurable value, the Products in the possession or control of the Distributor, and without limiting the generality of the foregoing, will include insurance against all risks from loss, theft or destruction. Upon request by the Company, the Distributor will produce the latest insurance policies and receipts to the Company.

5.2     PROMOTION

        The Distributor will use its commercially reasonable efforts to actively and effectively promote and sell the Products in the Territory during the Initial Term and the Renewal Term and, without limiting the generality of the foregoing, the Distributor will:

(a)	maintain reasonable sales and warehouse facilities;

(b)	maintain reasonable control over the Products at all material times;

(c)	use its commercially reasonable efforts to ensure prompt service and delivery of the Products to the customers of the Distributor within the Territory;

(d)	use its commercially reasonable efforts to advertise and promote the sale of the Products in the Territory and to make regular and sufficient contact with the present and potential customers of the Distributor;

(e)	display at its place of business, any promotional and advertising material of the Products provided by the Company;

(f)	supply the Company with information relative to the sales of the Products as may be reasonably requested by the Company; and

(g)	consult with the Company from time to time in connection with any sales and marketing strategies of the Products.

5.3     DELIVERY

        The Distributor will be solely responsible and will bear the risk of loss or damage to the Products during delivery of the Products from the Company to the Distributor.

5.4     COSTS

        The Distributor will be solely responsible for and will pay all costs of shipping, transportation, insurance, postage, customs and excise, import and export duties, commodity, value added, or similar taxes which may now or hereafter be imposed by any governmental authority upon the Products. The Distributor will use its commercially reasonable efforts to fully comply with all regulatory requirements with respect to the promotion, distribution and sale of the Products within the Territory.

5.5      MATERIAL CHANGE

        The Distributor will promptly report to the Company any material adverse change that affects the sales or distribution of the Products within the Territory or any material adverse change that affects the general operations or financial condition of the Distributor.

5.6      ANNUAL PROJECTION REPORTS

        Upon the Effective Date and upon the first day of the Renewal Term, the Distributor will provide the Company with a reasonable annual estimate of the Distributor’s requirements for the Products for the following year.

5.7     REFERRALS

        The Distributor will promptly refer to the Company all enquiries, orders or requests for the Products received by the Distributor from outside the Territory. The Distributor will not receive any commission or benefit for such referrals, but the Company will pay all approved expenses incurred in providing such referral.

5.8      NO SOLICITATION

        The Distributor will not solicit orders for the Products, advertise the Products, maintain any branch for marketing the Products or keep any inventory of the Products outside the Territory.

5.9     ALTERATIONS

        The Distributor will sell the Products in the same condition as they are received by the Distributor and, except as approved in writing by the Company in advance, will not alter or remove any of the Company’s labels, marks or numbers on any of the Products.

6.    COVENANTS OF THE COMPANY

6.1     PROMOTION

        The Company will provide the Distributor with such information as may be reasonably appropriate in order to assist the Distributor in the preparation of sales promotion material and will provide the Distributor with its sales promotional material relating to the Products in order to facilitate advertising of the Products together with such information as is reasonably appropriate in connection with any warranties relating to the Products. The Company will cause the Products to bear such name and logo as may be reasonably requested by the Distributor.

6.2     WARRANTY

        The Company will replace, at its own cost, any and all Products which are delivered by the Company to the Distributor in a defective or unreasonable state.

6.3     DELIVERY

        After payment is received by the Company in accordance with the terms of this Agreement, the Company will promptly arrange for the manufacture of all orders of the Products placed by the Distributor and the Company will promptly deliver, at the Distributor’s cost and risk, such orders to the Distributor at its designated storage facilities or, at the request of the Distributor, directly to the Distributor’s customer.

6.4     SALES LEADS

        All sales leads received by the Company for any person, entity or business engaged in the retail industry in the Distributor’s Territory will be referred to the Distributor by the Company. For the purposes of this Section 6.4 the words “any person, entity or business engaged in the retail industry” shall only include retail companies who operate their own transportation fleets which deliver products from their distribution centers to their retail stores.

7.     REPRESENTATIONS OF THE COMPANY

        The Company represents and warrants to the Distributor that the Company has the right, title and interest in and to the Products and has the right to license and sell the Products to the Distributor. The Company represents and warrants to the Distributor that the Products will conform to the specifications thereof, will perform in the manner specified in the documentation accompanying the Products, will be free of defects in materials and workmanship.

8.     PAYMENT

        The Company will invoice the Distributor for any Products ordered by the Distributor, and until such time as credit is established for the Distributor, 50% of the total amount of any such order is due upon placement of the order by the Distributor with the Company and the balance of the total amount of any such order is due on or before such Products are to be shipped to the Distributor.

9.     DELIVERIES - LIMITATION OF LIABILITY

        The Company shall not be liable for any damage suffered by the Distributor by reason of delay in the delivery of the Products by the Company or for damages occasioned by any other reason beyond the Company’s control, including, without limiting the generality of the foregoing, acts of God, strikes, lockouts or other labour disruptions, non-supply of component parts or raw materials by the manufacturer to the Company, embargo confiscation, expropriation or any other Governmental action by any federal, provincial, state or municipal authority, stoppage or slow-down of public transportation facilities and flood, fire and other natural disasters. In no event shall the Company be liable or in any way responsible for indirect or consequential damages suffered by the Distributor from any cause whatsoever including, without limiting the generality of the foregoing, loss of profits, real or anticipated, or loss of customer goodwill.

10.     RELATIONSHIP

        The Distributor is, as respect to the Company, an independent contractor and not an employee or servant of the Company. The Distributor will not, either directly or indirectly, represent to any person, firm or corporation that it possesses authority to obligate the Company in any way, other than as permitted hereunder, and will indemnify and save harmless the Company from any and all liabilities, costs and damages which the Company may suffer arising out of any such representation which the Distributor or any of its employees, servants or agents may make, or any negligence of fault on the part of the Distributor or any of its employees, servants or agents.

11.     WARRANTY OBLIGATIONS

        The Distributor may extend to its customers the Company’s standard form product warranty relating to the Products as from time to time is in effect during the Initial Term or the Renewal Term and the Distributor will handle service or replacements as instructed by and on behalf of the Company. All warranty, service or replacement costs and responsibility will be borne by the Company.

12.     INTELLECTUAL PROPERTY

12.1      INTELLECTUAL PROPERTY RIGHTS

        The Distributor acknowledges the great value of the Products (including any modifications thereto) and of the goodwill associated therewith and agrees that all proprietary and intellectual property rights, including all copyrights, registered and unregistered trade-marks, trade secrets and patentable inventions, relating to the Products and the goodwill pertaining thereto (collectively, the “Intellectual Property Rights”) belong to the Company and further agrees that ownership of the Products and the Intellectual Property Rights therein will be held in the name of the Company. The Distributor acknowledges that any modifications to the Products are derivative works of the Products and agrees that title to all Intellectual Property Rights in any such derivative works will remain with the Company.

12.2     USE OF INTELLECTUAL PROPERTY

        In connection with the use of the Intellectual Property Rights:

(a)	the Distributor will assist and co-operate with the Company, at the Company’s sole cost and expense, to the extent requested by the Company in the protection of the Intellectual Property Rights, including the execution of any document to confirm the Company’s title to and interest in the Products and the assignment of any rights to or ownership interest in the Products that it may have acquired from the Company;

(b)	the Distributor will take no steps either directly or indirectly to claim or dispute ownership or the enforceability or validity of the Intellectual Property Rights or the right of the Company to grant the rights herein;

(c)	the Distributor will promptly notify the Company of any infringements or imitations by others of the Products when such becomes known to the Distributor and, where reasonably possible, to provide a sample of such infringement or imitation and to co-operate with the Company, at the Company’s sole cost and expense, in enforcing the Intellectual Property Rights against the infringer or imitator; provided however, that the Distributor shall not institute any suit or take any action on account of any such infringements or imitations without the Company’s prior written consent;

(d)	the Distributor will not copy, adapt, alter, reverse engineer, disassemble, rent, lease or lend by any means the Products, except as expressly provided for in this Agreement or otherwise approved in writing by the Company;

(e)	the Distributor will not remove, modify or deface any registered or unregistered trademark, logo, notice or legend of copyright or trade secret from any packaging which contains the Products;

(f)	the Company will use its commercially reasonable efforts to prosecute, defend and conduct at its own expense all suits involving the Intellectual Property Rights including, but not limited to, actions involving infringement or passing off and will undertake any actions or litigate any proceeding reasonably necessary for the protection of the Intellectual Property Rights and the Distributor will provide every assistance to the Company in such defence at the cost of the Company; and

(g)	nothing in this Agreement will be deemed in any way to constitute any transfer or assignment by the Company of the Intellectual Property Rights to the Distributor or give the Distributor any right, title or interest in or to the Intellectual Property Rights.

13.    CONFIDENTIALITY

13.1     DEFINITION

        “Confidential Information” means any oral or written data and information, now or hereafter existing during the currency of this agreement, relating to the business and management of the Company, including without limitation:

(a)	any proprietary or trade-secret technology, knowledge, know-how, copyright, registered or unregistered trade-mark or trade name owned or licensed by the Company, including the Products; and

(b)	any record, report, document, policy, practice, agreement, customer list, account, ledger or other data or information relating to the business operations of the Company,

to which access is granted to or obtained by the Distributor, but does not include any data or information which:

(c)	is or becomes publicly known or available through no breach of the terms of this Agreement by the Distributor or by any director, officer, employee or agent of the Distributor; or

(d)	is disclosed by the Distributor with the prior written consent of the Company.

13.2      CONFIDENTIAL INFORMATION

        The Distributor covenants with the Company:

(a)	to keep all Confidential Information to which access is granted to or obtained by it in strictest confidence and not to disclose or permit disclosure of all or any portion of the Confidential Information to any person, firm, corporation, business or other entity, except as otherwise expressly permitted by this Agreement or with the prior written authorization of the Company;

(b)	without prejudice to the generality of subsection 13.2(a), to exercise a degree of care in protecting the confidentiality of the Confidential Information that is at least equivalent to that which the Distributor uses to protect its own information of like sensitivity and importance;

(c)	not to use all or any portion of the Confidential Information in any way which may be reasonably considered as detrimental to the business operations of the Company;

(d)	not to use all or any portion of the Confidential Information for any purpose other than as expressly authorized by this Agreement or in writing by the Company;

(e)	not to copy or otherwise reproduce or duplicate all or any portion of the Confidential Information without the prior written authorization of the Company, which authorization may be unreasonably withheld;

(f)	to permit access to the Confidential Information only to such of its directors, officers, employees and agents as need such Confidential Information for the proper use thereof or for the fulfilment of their regular duties with the Distributor;

(g)	not to permit any director, officer, employee, agent or representative of any nominee corporation for them or any other party receiving Confidential Information on their behalf to disclose or permit disclosure of such information to any person, firm, corporation, business or other entity for any purpose, except as expressly authorized by this agreement or in writing by the Company;

(h)	to promptly advise the Company in writing if any unauthorized use or disclosure or any anticipated use or disclosure of all or any portion of the Confidential Information comes the Distributor’s attention and to take all reasonable steps to stop such unauthorized or anticipated use or disclosure; and

(i)	to promptly return all Confidential Information, together with any copies thereof, to the Company upon demand.

13.3     EXCEPTION

        Notwithstanding the foregoing to the contrary, the Distributor may disclose all or any part of the Confidential Information as it may be required by law or pursuant to an order of a court of competent jurisdiction.

14.     TERMINATION

14.1      NOTICE OF TERMINATION

        If this Agreement is not renewed in accordance with Section 2 of this Agreement, this Agreement will terminate at the end of the Initial Term or at the end of the Renewal Term. The termination of this Agreement for any reason will be without prejudice to the rights of either party against the other, and will not relieve either party of any of its obligations and warranties.

14.2      EARLY TERMINATION

        Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon delivery of written notice to the Distributor if:

(a)	the Distributor materially breaches any term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within ten (10) days after written notice describing the breach in reasonable detail is delivered to the Distributor;

(b)	the Distributor winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder;

(c)	a receiver or other custodian (interim or permanent) of any of the assets of the Distributor is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the Distributor or its assets;

(d)	the Company acting reasonably determines that the Distributor has violated or is likely to violate the confidentiality of any information as provided for in this Agreement; or

(e)	the Distributor commits fraud, serious neglect or serious misconduct in connection with this Agreement.

14.3      EFFECT OF TERMINATION

        Upon termination of this Agreement for any reason whatsoever, including any non-renewal, the following will apply:

(a)	each party will reconvey and release to the other party all rights and privileges granted by this Agreement;

(b)	the Distributor will return to the Company all advertising, informational or technical material given to the Distributor by the Company;

(c)	the Distributor will cease using the Company’s registered or unregistered trade-mark and trade-names and thereafter refrain from holding itself out as an authorized distributor of the Company;

(d)	at the Company’s sole discretion and only upon written request from the Company, the Distributor will sell to the Company, at the original net price paid by the Distributor plus actual freight charges for delivery to the Company, all of the Products sold by the Company to the Distributor and on hand in the Distributor’s place of business or in the possession or the control of the Distributor at the time of termination of this Agreement, and deliver same to the Company promptly; provided, however, that the Company may reject any of the Products so delivered which are not in substantially the same condition as when delivered to the Distributor;

(e)	the Distributor will immediately pay all amounts owing by it to the Company; and

(f)	if, during the five (5) year period following a termination of this Agreement for any reason whatsoever, including any non-renewal (other than those reasons specified in Section 14.2), the Company receives an order for any Products from any person, entity or business that was a customer of the Distributor, then:

(i)	the Company will honour such order as if such order was received during the Initial Term or the Renewal Term; and

(ii)	the Distributor will be entitled to receive the difference between the Distributor’s costs as set forth in this Agreement and the actual price paid by the person, entity or business for such Products.

15.     SURVIVAL

        Sections 12, 13 and 14 will survive the termination of this Agreement. Company agrees to fulfil any existing orders from the Distributor if said order is paid in full.

16.     NOTICES

        Any notice which the Company may wish to give to the Distributor shall be deemed to be sufficiently given if delivered or sent by prepaid post to the Distributor at the address given on page 1 hereof or at such other address as may be given by the Distributor to the Company during the Initial Term or the Renewal Term. Any notice which the Distributor may wish to give to the Company shall be deemed to be sufficiently given if delivered or sent by prepaid post to the Company at the address given on page 1 hereof or at such other address as may be given by the Company to the Distributor during the Initial Term or the Renewal Term.

17.     ASSIGNABILITY

        Neither of the parties may assign their right, title or interest, or any part thereof, in this Agreement without the prior written consent of the other party, provided, however, that the Distributor may in its absolute discretion assign its right, title and interest in this Agreement to a wholly-owned subsidiary or associated company.

18.     ENTIRE AGREEMENT

        There is no representation, warranty or condition affecting this Agreement between the parties other than expressed herein in writing and this Agreement contains the entire and only agreement between the parties respecting the promotion and sale of the Products by the Distributor and supersedes all previous negotiations between the parties relating to the promotion and sale of the Products by the Distributor. It is understood and agreed that alterations or additions may be made to this Agreement from time to time, provided, however, that such alterations or additions will not be binding on the parties hereto unless in writing signed by each of the parties hereto.

19.     HEADINGS

        The division of this Agreement into sections is for convenience of reference only and will not affect the interpretation or construction of this Agreement.

20.     SCHEDULES

        The Schedules A, B, C and D attached hereto are incorporated into this Agreement and form a part hereof. All terms defined in this Agreement will have the same meaning in the Schedules attached hereto.

21.     APPLICABLE LAW

        The parties agree that this Agreement is being delivered in and is intended to be performed in Nevada and shall be construed and enforced in accordance with the applicable laws of Nevada.

22.     TIME OF THE ESSENCE

        Time will be of the essence of this Agreement.

23.     SUCH OTHER ACTS

        The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

24.    NON-WAIVER

        No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

25.     ENUREMENT

        This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

26.     COUNTERPARTS

        This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement.

BULLDOG TECHNOLOGIES (BC) INC.

Per:/s/ signed
Authorized Signatory

METRO ONE LOSS PREVENTION SERVICES GROUP
(INVESTIGATION LP DIVISION), INC.

Per: /s/ signed
Authorized Signatory

SCHEDULE A

PRODUCTS OF BULLDOG TECHNOLOGIES (BC) INC.

Stock Boss

Yard Boss RB-210 External Transmitter

Yard Boss RB-300 Internal Receiver (Store Location Receiver 1 receiver for up to 3 RB-210)

Yard Boss

Yard Boss RB-210 External Transmitter

Yard Boss BSR-100 Base Station Receiver (for use with Yard Boss Security Server)

Mobile Receiver RP-100 Mobile Receiver to be worn by on site security personnel

Bulldog Security Monitoring System (on site software monitoring application)

Road Boss

Road Boss RB-210 External Transmitter

Road Boss RP-300 In-Cab receiver

Road Boss RP-100 Mobile Receiver

Road Boss RB-300 Internal Receiver

Road Boss PDT-100 GPS Tracking modem

Road Boss AVL Software

SCHEDULE B

CURRENT CLIENTS OF DISTRIBUTOR

SCHEDULE C

PROPOSED CLIENTS OF DISTRIBUTOR

Distributor is granted an exclusive right of distribution as outlined in this Agreement for the retail sector for Company-owned distribution centers and retail stores.

SCHEDULE D

PRICES FOR PRODUCTS OF BULLDOG TECHNOLOGIES (BC) INC.

PRODUCTS                                               LIST PRICE                PRICE                 VOLUME

Stock Boss

Yard Boss RB-210 External Transmitter                   $1,195.00               $895.00                $716.00

Yard Boss RB-300 Internal Receiver                      $1,295.00               $995.00                $796.00

Yard Boss

Yard Boss RB-210 External Transmitter                   $1,195.00               $895.00                $716.00

Yard Boss BSR-100 Base Station Receiver                 $1,995.00              $1,595.00              $1,276.00

Mobile Receiver RP-100 Mobile Receiver                   $695.00                $395.00                $316.00

Bulldog Security Monitoring System                  Incl with BSR-100      Incl with BSR-100      Incl with BSR-100

Road Boss

Road Boss RB-210 External Transmitter                   $1,495.00              $1,095.00               $876.00

Road Boss RP-300 In-Cab receiver                         $795.00                $595.00                $476.00

Road Boss RP-100 Mobile Receiver                         $695.00                $395.00                $316.00

Road Boss RB-300 Internal Receiver                      $1,295.00               $995.00                $796.00

Road Boss PDT-100 GPS Tracking modem                      Quote                  Quote                  Quote

Road Boss AVL Software                                    Quote                  Quote                  Quote

* Volume price is based on purchase orders of 500 + units. Volume Prices are not cumulative and will be based solely on the individual purchase order size.